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                                  EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-4, No. 333-   ) and related Prospectus of The
Peoples Holding Company for the registration of 347,405 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 1998, with respect to the consolidated financial statements of The Peoples Holding Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Memphis, Tennessee
February 15, 1999